Exhibit 10.20

RACKABLE SYSTEMS, INC.

(f/k/a RACKABLE CORPORATION)

DEFERRED COMPENSATION AGREEMENT

THIS DEFERRED COMPENSATION AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2002, by and between Tom Barton (the “Executive”) and Rackable Systems, Inc. (f/k/a Rackable Corporation), a Delaware corporation (the “Company”). This Agreement is intended to provide compensation to the Executive. In consideration for the services you have provided to the Company, and as payment in full for such services, the Company and the Executive hereto agree as follows:

1. Deferred Compensation Benefit. Nine (9) years following the date of this Agreement, upon the consummation of a Sale of the Company or upon a Public Offering, whichever is earliest, the Company shall pay the Executive (or his beneficiary in the event of his death) a lump sum equal to an amount (such amount, the “Benefit Amount”) determined as follows:

(i)	If the Sale of the Company or Public Offering occurs on or prior to the one year anniversary of the date hereof, the Benefit Amount shall be equal to $516,667;

(ii)	If the Sale of the Company or Public Offering occurs following the one year anniversary of the date hereof but prior to the two year anniversary of the date hereof, the Benefit Amount shall be equal to $532,813;

(iii)	If the Sale of the Company or Public Offering occurs following the two year anniversary of the date hereof but prior to the three year anniversary of the date hereof, the Benefit Amount shall be equal to $548,959; and

(iv)	If the Benefit Amount is paid following the three year anniversary of the date hereof, the Benefit Amount shall be equal to $565,105.

2. Earnings and Interest. No earnings or interest with respect to the Benefit Amount shall be payable, regardless of the form or timing of the payment of such Benefit Amount.

3. Designation of Beneficiaries. The Executive may name any Person (who may be named concurrently, contingently or successively) to whom the Benefit Amount under this Agreement is to be paid if the Executive dies before the Benefit Amount is fully distributed. Each such beneficiary designation will revoke all prior designations by the Executive, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Company and will be effective only when filed with the Company during the Executive’s lifetime. If the Executive fails to designate a beneficiary before his death, as provided in this Section, or if the beneficiary designated by the Executive dies before the date of the Executive’s death or before complete payment of the Benefit Amount, the Company, in its discretion, may pay the Benefit Amount to either (i) one or more of the Executive’s relatives by blood, adoption or marriage and in such proportions as the Company determines, or (ii) the legal representative or representatives of the estate of the last to die of the Executive and his designated beneficiary. Notwithstanding the foregoing, if the Executive is married, the Executive’s spouse must consent in writing to the designation of any Person as beneficiary other than the spouse.

4. Definitions.

“Affiliate” shall mean any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another Person. For purposes hereof, “control” means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of another Person.

“Board” means the Board of Directors of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Investment LLC” shall mean Rackable Investments LLC, a Delaware limited liability company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the consummation of the first of the following events (i) the securities of the Company are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the Company is or becomes subject to the reporting requirements under Section 15(d) of the Exchange Act, or (iii) the Company files or has filed a registration statement under the Securities Act of 1933, as amended.

“Sale of the Company” means (i) a sale of all or substantially all of the consolidated assets of the Company to any Person or (ii) the transfer or other disposition to any Person or group of Persons (as the term “group” is defined In the Securities Exchange Act of 1934) (other than Investment LLC or any Affiliate thereof) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Company such that after giving effect to such transfer, such Person or group of Persons would own or control the right to elect at least a majority of the members of the Board.

5. Administration of this Compensation Arrangement. The deferred compensation arrangement set forth under this Agreement shall be administered by the Company. The Company’s duties and authority under this arrangement shall include the good faith (i) interpretation of the provisions of this Agreement, (ii) adoption of any rules and regulations which may become necessary or advisable in the operation of this arrangement, (iii) making of such determinations as may be permitted or required pursuant to this arrangement, and (iv) taking of such other actions as may be required for the proper administration of this arrangement in accordance with its terms. Any decision of the Company with respect to any matter within the authority of the Company shall be final, binding and conclusive upon the Executive, beneficiary, and each Person claiming under or through the Executive, and no additional authorization or ratification by the stockholders or the Executive shall be required. Any action by the Company with respect to any one or more other executives under similar agreements shall not be binding on the Company as to any action to be taken with respect to the Executive. Each determination required or permitted under this Agreement shall be made by the Company in the sole and absolute discretion of the Company.

6. Action by Company. Any action required or permitted by the Company under this Agreement shall be by resolution of the Board or by a duly authorized committee of the Board, or by a person or persons authorized by resolution of the Board or such committee.

7. Amendment. This Agreement may not be canceled, changed, modified, or amended orally, and no cancellation, change, modification or amendment hereof shall be effective or

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binding unless in a written instrument signed by the Company and the Executive. A provision of this Agreement may be waived only by a written instrument signed by the party against whom or which enforcement of such waiver is sought.

8. No Waiver. The failure at any time either of the Company or the Executive to require the performance by the other of any provision of this Agreement shall in no way affect the full right of such party to require such performance at any time thereafter, nor shall the waiver by either the Company or the Executive of any breach of any provision of this Agreement be taken or held to constitute a waiver of any succeeding breach of such or any other provision of this Agreement.

9. Offset. Whenever the Company is to pay the Executive or his beneficiary the Benefit Amount, such amounts that Executive owes to the Company (including any amounts that are non-recourse to the Executive) may be deducted from the Benefit Amount before payment.

10. Indemnification and Reimbursement of Payments on Behalf of the Executive. Notwithstanding anything contained in this Agreement to the contrary, the Company shall be entitled to deduct or withhold from any distribution made pursuant to this Agreement such amount or amounts as may be required for purposes of the Company complying with the tax withholding provisions of the Internal Revenue Code of 1986, as amended, or any state tax act for purposes of paying any income, estate, inheritance or other tax (“Taxes”) attributable to any amounts distributable under this Agreement. In the event the Company does not make such deductions or withholdings, the Executive shall indemnify the Company for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

11. Assignment. This Agreement is binding on and for the benefit of the Company and the Executive and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, or pledged by the Company or by the Executive without the prior written consent of the other.

12. Interpretation and Severability. In the event any provision of this Agreement, or any portion thereof, is determined by any or court of competent jurisdiction to be unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding upon the Company and the Executive with the same effect as though the void provision or portion thereof had never been set forth therein.

13. No Conflict. The Executive represents and warrants that the Executive is not subject to any agreement, order, judgment or decree of any kind which would prevent the Executive from entering into this Agreement.

14. Employment Relationship. This Agreement shall not in any way affect the right and power of the Company to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of the Executive at any time for any reason with or without cause or in accordance with any applicable employment contract.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without application of its conflict or choice of law provisions. The Company and the Executive agree that this is not an ERISA plan or part of an ERISA plan.

16. Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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17. Gender and Number. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

18. Headings. The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Deferred Compensation Agreement as of the date first written above.

RACKABLE SYSTEMS, INC.
(f/k/a Rackable Corporation)

By:	/s/ Todd Ford
Name:	Todd Ford
Its:	CFO, Secretary

/s/ Tom Barton
Tom Barton

SIGNATURE TO THE DEFERRED COMPENSATION AGREEMENT